Exhibit 99.1

Torrid Updates Fourth Quarter and Fiscal 2021 Outlook Ahead of the ICR Conference

CITY OF INDUSTRY, Calif. – January 10, 2022 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its updated outlook for the fourth quarter and fiscal year ending January 29, 2022.

Liz Muñoz, Chief Executive Officer, stated, “We had a strong start to our fourth quarter, however, the spread of the omicron variant negatively impacted performance largely due to labor challenges at both our distribution center and a portion of our stores. While we are not a business heavily dependent on holiday sales, our Torrid cash event in January saw a negative impact from these factors. As a result, we are revising our net sales and adjusted EBITDA to below our initial guidance.”

“Overall, we remain confident in the strength of our business model and the power of our brand, as the industry challenges we are currently facing are largely transitory and we are taking steps to mitigate the impacts. Looking ahead, we remain excited about our unique ability to serve the large and growing plus-size market into 2022 and beyond,” concluded Ms. Muñoz.

Outlook for the Fourth Quarter and Fiscal Year

For the fourth quarter ended January 29, 2022, the Company now expects:

•	Net sales in the range of $300 million to $305 million, compared to its prior guidance range of $325 million to $335 million.

•	Adjusted EBITDA[1] in the range of $23 million to $25 million, compared to its prior guidance range of $35 million to $40 million.

For the fiscal year ended January 29, 2022, the Company now expects:

•	Net sales in the range of $1.265 billion to $1.270 billion, compared to its prior guidance range of $1.29 billion to $1.30 billion.

•	Adjusted EBITDA[1] in the range of $240 million to $242 million, compared to its prior guidance range of $252 million to $257 million.

Chief Executive Officer, Liz Muñoz, and Chief Financial Officer, George Wehlitz, will be participating in the 24th Annual ICR Conference on Tuesday, January 11, 2022, with a virtual fireside chat at 2:00 pm Eastern Time. The presentation will be webcast live over the internet and can be accessed at investors.torrid.com. An online archive will be available on that site following the fireside chat.

Please refer to the section below entitled “Non-GAAP Financial Measures.”

Notes

(1)

Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. The Company does not provide reconciliations of the forward-looking non-GAAP measure of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

About TORRID

TORRID is a direct-to-consumer brand of apparel, intimates and accessories in North America targeting the 25- to 40-year old woman who is curvy and wears sizes 10 to 30. TORRID is focused on fit and offers high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories.

Non-GAAP Financial Measures

In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures such as Adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA is a supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other (income) expense, plus provision for less (benefit from) income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, other expenses.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results as well as a benchmark to determine certain non-equity incentive payments made to executives

Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. For example, all statements we make relating to our expected fourth quarter of fiscal 2021 and full year fiscal 2021 performance are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Torrid’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including: successful management of risks relating to the spread of COVID-19, including any adverse impacts on our supply chain, workforce, facilities, customer services and operations; changes in consumer spending and general economic conditions; our ability to identify and respond to new and changing product trends, customer preferences and other related factors; our dependence on a strong brand image; damage to our reputation arising from our use of social media, email and text messages; increased competition from other brands and retailers; our reliance on third parties to drive traffic to our website; the success of the shopping centers in which our stores are located; our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers; our dependence upon independent third parties for the manufacture of all of our merchandise; availability constraints and price volatility in the raw materials used to manufacture our products; interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain; our sourcing a significant amount of our products from China; shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facilities (including as a result of COVID-19); our reliance upon independent third-party transportation providers for substantially all of our product shipments; our growth strategy; our leasing substantial amounts of space; our failure to find store employees that reflect our brand image and embody our culture; our reliance on third-parties for the provision of certain services, including distribution and real estate management; our dependence upon key executive management; our reliance on information systems; system security risk issues that could disrupt our internal operations or information technology services; unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system or otherwise; our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection; payment-related risks that could increase our operating costs or subject us to potential liability; claims made against us resulting in litigation; changes in laws and regulations applicable to our business; regulatory actions or recalls arising from issues with product safety; our inability to protect our trademarks or other intellectual property rights; our substantial indebtedness and lease obligations; restrictions imposed by our indebtedness on our current and future operations; changes in tax laws or regulations or in our operations that may impact our effective tax rate; the possibility that we may recognize impairments on long-lived assets; our failure to maintain adequate internal controls; and the threat of war, terrorism or other catastrophes that could negatively impact our business.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Investors

ICR, Inc.

Jean Fontana

(646) 277-1214

IR@torrid.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Lyle Weston

(212) 355-4449